                                    EXHIBIT 4

                                                                  EXECUTION COPY

                                   SECOND REPLACEMENT AND RESTATEMENT AGREEMENT,
                           dated as of July 13, 1998, among THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the "Borrower"), the undersigned lenders (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent").


                  WHEREAS, the parties hereto desire to replace and restate the Revolving Credit Facility Agreement, dated as of July 15, 1994, among the Borrower, the Lenders named therein and the Agent, as replaced and restated by the Replacement and Restatement Agreement, dated July 15, 1996, as amended, among the Borrower, the Lenders named therein and the Agent (the "Agreement") on the terms and conditions set forth herein;

                  NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, on the terms and subject to the conditions set forth herein, as follows:

                  1. Subject to the conditions set forth in Section 7, the Agreement, including all schedules and exhibits thereto, is hereby replaced and restated as of the date hereof in the form of a new agreement (the "New Agreement") identical to the Agreement except as expressly provided herein, and all rights and obligations of the Borrower, the Lenders and the Agent under the Agreement (including accrued Fees) shall continue as rights and obligations of such parties under the New Agreement, modified as expressly provided herein.

                  2. The New Agreement shall be dated as of July 13, 1998 (which shall constitute the "date hereof" in respect of the New Agreement); the date "July 15, 2001" in the definition of the term "Maturity Date" in Section 1.01 of the Agreement is hereby deleted and replaced by inserting the date "July 13, 2003" in lieu thereof.

                  3. The definitions of "Facility Fee Percentage" and "Leverage Ratio" in Section 1.01 of the Agreement are hereby reaffirmed to read as follows:

                  ""FACILITY FEE PERCENTAGE" shall mean, as at the date as of which any determination in respect thereof is being or to be made, the applicable percentage set forth below based upon the Leverage Ratio as of the last day of the relevant fiscal quarter:

                                      X-4-7

                                                                               2

           ------------------------------------------------ -----------------------------------------------

           Leverage Ratio                                              Facility Fee Percentage
           --------------                                              -----------------------
           ------------------------------------------------ -----------------------------------------------

           less than or equal to 25%                                           0.0750%
           ------------------------------------------------ -----------------------------------------------

           greater than 25% but less  than or equal to 40%                     0.1000%
           ------------------------------------------------ -----------------------------------------------

           greater than 40% but less  than or equal to 55%                     0.1250%
           ------------------------------------------------ -----------------------------------------------

           greater than 55%                                                    0.1500%
           ------------------------------------------------ -----------------------------------------------

         The Leverage Ratio shall be determined at the end of each calendar quarter of Borrower and shall be effective in respect of the entire next succeeding calendar quarter of Borrower. The Borrower shall deliver a certificate setting forth the calculation of the leverage ratio with respect to the end of each calendar quarter within 60 days after the end of such calendar quarter."

                  ""LEVERAGE RATIO" shall mean, as at the end of any fiscal quarter in respect of which a determination thereof is being or to be made, the quotient (expressed as a percentage) of (a) the sum of (i) "notes payable to banks and overdrafts", plus (ii) "long term debt due within one year", plus (iii) "long term debt and capital leases" (as each such item is reported on the Consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such fiscal quarter), plus (iv) the net proceeds from the sale of domestic accounts receivable outstanding at the end of such fiscal quarter (determined in a manner consistent with that used in preparing the Borrower's 1993 Annual Report on Form 10-K), DIVIDED BY (b) the sum of (i) Consolidated Net Worth (without giving effect to the exclusion contained in clause
         (ii) of the definition of the term "Consolidated Net Worth" and without giving effect to the $499.3 million after-tax writedown of the Borrower's Oil Transportation Segment assets in December of 1996), plus
         (ii) the sum obtained pursuant to clause (a) above."

                  4. The table in the definition of "Spread" in Section 1.01 of the Agreement is hereby reaffirmed to read as follows:

                                     X-4-2

           ------------------------------------------------ -----------------------------------------------

           "Leverage Ratio                                                      Spread
           ---------------                                                      ------
           ------------------------------------------------ -----------------------------------------------

           less than or equal to 25%                                           0.1500%
           ------------------------------------------------ -----------------------------------------------

           greater than 25% but less than or equal to 40%
                                                                               0.2000%
           ------------------------------------------------ -----------------------------------------------

           greater than 40% but less than or equal to 55%
                                                                               0.2500%
           ------------------------------------------------ -----------------------------------------------

           greater than 55%                                                    0.3000%"
           ------------------------------------------------ -----------------------------------------------


                  5. Schedule 2.01 to the Agreement is hereby deleted and replaced by Schedule 2.01 hereto.

                  6. The representations and warranties set forth in Article III of the Agreement shall be deemed to have been repeated in the New Agreement on and as of the date hereof, with all references therein to "this Agreement" being deemed to refer to the New Agreement, which is the Agreement as modified by this Second Replacement and Restatement Agreement.

                  7. The New Agreement shall become effective, as of the date hereof, only upon the satisfaction of the following conditions:

                  (a) The Agent shall have received an opinion of counsel for the Borrower, dated the date hereof, in the form attached as Exhibit B to the Agreement, but with all references therein being to the New Agreement.

                  (b) The Agent shall have received evidence reasonably satisfactory to it of the Borrower's corporate power and authority to enter into the New Agreement.

                  (c) The Agent shall have received counterparts of this Second Replacement and Restatement Agreement executed on behalf of the Borrower and each Lender.

                  8. This Second Replacement and Restatement Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all which taken together will constitute one and the same agreement.

                                     X-4-3

                  9. THIS SECOND REPLACEMENT AND RESTATEMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                  IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                          THE GOODYEAR TIRE & RUBBER COMPANY,

                                           by
                                               /s/Richard W. Hauman
                                             -----------------------------------
                                             Name:  Richard W. Hauman
                                             Title:  Vice President and
                                               Treasurer

                                          THE CHASE MANHATTAN BANK,
                                          individually and as Agent,

                                           by
                                                /s/ Julie S. Long
                                              ----------------------------------
                                              Name:  Julie S. Long
                                              Title:  Vice President


BANK OF AMERICA NT&SA,                    COMMERZBANK AG,

  by                                       by
      /s/ Lynn W. Stetson                       /s/ Arne Jahn/William Binder
    ----------------------------------        ----------------------------------
    Name: Lynn W. Stetson                     Name:  Arne Jahn
    Title:        Managing Director           Title:  Assistant Treasurer

                                              Name:  William Binder
BANQUE NATIONALE DE PARIS,                    Title:  Vice President

  by                                      THE SUMITOMO BANK LTD.,
      /s/ Arnaud Collin du Bocage
    -----------------------------------
    Name: Arnaud Collin du Bocage          by
    Title:  Executive Vice President            /s/ Kazuyoshi Ogawa
                  & General Mgr.            -----------------------------------
                                                Name:  Kazuyoshi Ogawa
                                              Title:  Joint General Manager

CIBC INC.,                                FIRST NATIONAL BANK OF CHICAGO,

  by                                       by
      /s/Stephanie E. Devane                    /s/ William J. McGaffrey
    -----------------------------------      ----------------------------------
    Name: Stephanie E. Devane                 Name:  William J. McGaffrey
    Title:   Executive Director               Title:  Vice President
             CIBC Oppenheimer Corp.,
             As Agent

                                     X-4-4

BANK OF TOKYO-MITSUBISHI, Trust     THE INDUSTRIAL BANK OF JAPAN LTD.,
Company
                                     by
  by                                      /s/ Walter R. Wolff
                                        ----------------------------------------
      /s/ Friedrich N. Wilms            Name: Walter R. Wolff
    -----------------------------
    Name: Friedrich N. Wilms            Title:  Joint General Manager
    Title:  Vice President

CITICORP USA, INC.,                 NATIONSBANK, NA,

  by                                 by
      /s/ Robert D. Wetrus                /s/ Philip S. Durand
    ----------------------------        ---------------------------------------
    Name: Robert D. Wetrus              Name: Philip S. Durand
    Title:  Citicorp USA, Inc.          Title:  Vice President
            Attorney-in-Fact

CREDIT SUISSE FIRST BOSTON,                 ROYAL BANK OF CANADA,

  by                                 by
      /s/ David W. Kratovil               /s/ Raymond S. Chang
    ----------------------------         --------------------------------------
    Name: David W. Kratovil             Name: Raymond S. Chang
    Title:  Director                    Title:  Vice President

      /s/ Chris T. Horgan           SANWA BANK LTD.,
    ----------------------------
    Name: Chris T. Horgan
    Title:  Vice President           by
                                          /s/ Kenneth C. Eichwald
                                       ----------------------------------------
CREDIT LYONNAIS,                        Name: Kenneth C. Eichwald
                                        Title:  First Vice President and
  by                                            Assistant General
      /s/ Kent S. Davis                         Manager
    ----------------------------
    Name: Kent S. Davis
    Title:  Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH   SOCIETE GENERALE,
AND/OR CAYMAN ISLAND BRANCH,
                                     by
  by                                      /s/ Eric Bellaiche
                                        ---------------------------------------
      /s/ Hans-Josef Thiele             Name: Eric Bellaiche
    ----------------------------
    Name: Hans-Josef Thiele             Title:  Director
    Title:  Director

      /s/ Stephan A. Wiedemann
    ----------------------------
    Name: Stephan A. Wiedemann
    Title:  Director

                                     X-4-5

ABN AMRO BANK, N.V.,                    NORTHERN TRUST COMPANY,

  by                                     by
      /s/ John M. Ellenwood/                   /s/ Tracy J. Toulouse
    ------------------------------           ----------------------------------
    David H. Hannah                          Name: Tracy J. Toulouse
    -------------------------------
    Name: John M. Ellenwood                  Title:  Vice President
    Title:  Group Vice President

    Name: David H. Hannah               KEY BANK NATIONAL ASSOCIATION,
    Title:  Group Vice President
                                         by
BARCLAYS BANK PLC,                             /s/ Daniel W. Lally
                                             -----------------------------------
                                             Name: Daniel W. Lally
  by                                         Title:  Assistant Vice President
      /s/ L. Peter Yetman
    ---------------------------------
    Name: L. Peter Yetman
    Title:  Associate Director

THE DAI-ICHI KANGYO BANK LTD.,

  by
      /s/ Yunao Hiaita
    ---------------------------------
    Name: Yunao Hiaita
    Title:  Vice President

DRESDNER BANK LUXEMBOURG S.A.,

  by
      /s/ K. Diederich
    ---------------------------------
    Name: K. Diederich
    Title:  Manager Global Finance

      /s/ M.C. Brunkhorst
    ---------------------------------
    Name: M.C. Brunkhorst
    Title:  Officer Global Finance

NATIONAL CITY BANK,

  by
      /s/ Jeffrey C. Douglas
    ---------------------------------
    Name: Jeffrey C. Douglas
    Title:  Vice President


                                     X-4-6

                                                                   SCHEDULE 2.01
                                                              FIVE-YEAR FACILITY

                                              Contact Person
                                              and Telephone
Name and Address                              and Telecopy Numbers                 Commitment
----------------                              --------------------                 ----------
of Lender
---------
The Chase Manhattan Bank                      David W. Fox                         $63,000,000
270 Park Avenue                               Tel: (212) 270-4449
New York, NY 10017                            Fax: (212) 270-1340

Bank of America Illinois                      Lynn Stetson                         $28,000,000
231 South LaSalle Street                      Tel: (312) 828-6757
Chicago, IL 60697                             Fax: (312) 987-0303

Banque Nationale de Paris                     Frederick Moryl                      $43,400,000
Rookery Bldg, 5th Floor                       Tel: (312) 977-2211
209 South LaSalle Street                      Fax: (312) 977-1380
Chicago, IL 60604

CIBC Inc.                                     Stephanie E. DeVane                  $43,400,000
425 Lexington Avenue                          Tel: (212) 856-3727
New York, NY  10017                           Fax: (212) 856-3991

Commerzbank AG                                Arne Jahn                            $43,400,000
311 South Wacker Drive                        Tel: (312) 408-6935
Suite 5800                                    Fax: (312) 435-1486
Chicago, IL 60606

The Sumitomo Bank Ltd.                        Robert Wehner                        $43,400,000
U.S. Corporate Department                     Tel: (212) 224-4122
277 Park Avenue                               Fax: (212) 593-9522
6th Floor
New York, NY 10172

First National Bank                           Paul Demelo                          $43,400,000
 of Chicago                                   Tel: (313) 225-2520
611 Woodward Avenue                           Fax: (313) 225-1212
Detroit, MI 48226

Bank of Tokyo-Mitsubishi                      Friedrich N. Wilms                   $28,000,000
1251 Avenue of the                            Tel: (212) 782-4341
Americas, 12th Floor                          Fax: (212) 782-6445
New York, NY 10020-1104

Citicorp USA, Inc.                            Brian Ike                            $28,000,000
399 Park Avenue                               Tel: (212) 559-7205
New York, NY 10043                            Fax: (212) 826-2375

Credit Suisse First                           David Kratovil                       $28,000,000
  Boston                                      Tel: (212) 325-9155
11 Madison Avenue                             Fax: (212) 325-8309
20th Floor
New York, NY 10010-3629

                                     X-4-7

                                              Contact Person
                                              and Telephone
Name and Address                              and Telecopy Numbers                 Commitment
----------------                              --------------------                 ----------
of Lender
---------

Credit Lyonnais                               Kent Davis                           $28,000,000
227 W. Monroe Street                          Tel: (312) 220-7303
Suite 3800                                    Fax: (312) 641-0527
Chicago, IL 60606

Deutsche Bank AG,                             Hans-Josef Thiele                    $28,000,000
 New York Branch and/or                       Tel: (212) 469-8649
  Cayman Island Branch                        Fax: (212) 469-8212
31 West 52nd Street
New York, NY 10019

The Industrial Bank                           Steven Ryan                          $28,000,000
 of Japan Ltd.                                Tel: (312) 855-6251
227 W. Monroe Street                          Fax: (312) 855-8200
Chicago, IL 60606

NationsBank, NA                               Jay Johnston                         $28,000,000
NC 1007-08-04                                 Tel: (704) 386-8335
100 N. Tryon Street                           Fax: (704) 386-1270
Charlotte, NC 28255-0086

Royal Bank of Canada                          Monica Stettler                      $28,000,000
Corporate Banking                             Tel: (312) 551-1629
One North Franklin Street                     Fax: (312) 551-0805
Suite 700
Chicago, IL 60606

Sanwa Bank Ltd.                               Kenneth Eichwald                     $17,500,000
10 South Wacker Drive                         Tel: (312) 368-3006
31st Floor                                    Fax: (312) 346-6677
Chicago, IL  60606

Societe Generale                              Eric Bellaiche                       $28,000,000
181 W. Madison Street                         Tel: (312) 578-5015
Suite 3400                                    Fax: (312) 578-5099
Chicago, IL 60602

ABN AMRO Bank, N.V.                           John Ellenwood                       $17,500,000
135 South LaSalle Street                      Tel: (312) 904-2735
Suite 425                                     Fax: (312) 606-8425
Chicago, IL  60603

Barclays Bank Plc                             Peter Yetmen                         $17,500,000
222 Broadway, 10th Floor                      Tel: (212) 412-7683
New York, NY 10038                            Fax: (212) 412-7590

The Dai-Ichi Kangyo                           Norman Fedder                        $17,500,000
 Bank Ltd.                                    Tel: (312) 715-6363
10 South Wacker Drive                         Fax: (312) 876-2011
26th Floor
Chicago, IL 60606

                                     X-4-8

                                              Contact Person
                                              and Telephone
Name and Address                              and Telecopy Numbers                 Commitment
----------------                              --------------------                 ----------
of Lender
---------

Dresdner Bank                                 Klaus Diederich                      $17,500,000
 Luxembourg S.A.                              Tel: 011-352-4760-447
26, rue du Marche'-aux-                       Fax: 011-352-4760-824
   Herbes
L-2097 Luxembourg
Luxembourg

National City Bank                            Jeff Douglas                         $17,500,000
1900 East Ninth St.                           Tel: (216) 575-2836
Cleveland, OH 44114-3484                      Fax: (216) 575-9396

Northern Trust Company                        Nicole Kidder                        $17,500,000
50 South LaSalle Street                       Tel: (312) 557-8205
Chicago, IL 60675                             Fax: (312) 444-5055

Key Bank National Association                 Roderick MacDonald                   $17,500,000
127 Public Square                             Tel: (216) 689-4445
011-01-27-0606                                Fax: (216) 689-4981
Cleveland, OH 44114-1306

Total                                                                              $700,000,000
                                                                                   ============

                                     X-4-9